Exhibit 2.2

FIRST AMENDMENT TO

AMENDED AND RESTATED CONTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CONTRIBUTION AGREEMENT (this “Amendment”) is entered into as of January 30, 2013 and made effective as of December 31, 2012, by and between AMERICAN HOMES 4 RENT, a Maryland real estate investment trust (the “Company”), AMERICAN HOMES 4 RENT, L.P., a Delaware limited partnership (“OP”), AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC, a Delaware limited liability company (“AH One”), and AMERICAN HOMES 4 RENT, LLC, a Delaware limited liability company (“AH LLC”), with respect to the Recitals set forth below.

RECITALS:

A. The Company, the OP, AH One, and AH LLC entered into that certain Amended and Restated Contribution Agreement dated as of December 28, 2012 (the “Agreement”) for the contribution of certain properties by AH LLC to the Company and the contribution of capital by AH LLC to the OP, all as more particularly described in the Agreement.

B. The parties hereto desire to exclude, as “Excluded Properties” under Section 5 of the Agreement, the following three (3) properties: IL455 (also known as 726 Old Checker Road, #C-3, Buffalo Grove, IL), IL510 (also known as 643 Grand Canyon, Crystal Lake, IL) and CA11031 (also known as 13812 Calico Village Drive, Bakersfield, CA) (collectively the “Flagged Properties”) because the sum of (i) the Contributed Value of the Contributed Properties (inclusive of the Flagged Properties) and (ii) the OP Cash Contribution (of $490,005) exceeds the agreed upon AH Cash Contributed Amount of $50,000,010 by an amount equal to the Contributed Value of the Flagged Properties.

C. As such, the parties hereto desire to amend the Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. Except as otherwise expressly provided in this Amendment, all capitalized terms used herein shall have the meanings as set forth in the Agreement.

2. Excluded Properties. Notwithstanding anything to the contrary contained in the Agreement, the Flagged Properties shall be excluded as Excluded Properties under Section 5 of the Agreement and shall not be deemed to have been contributed to the Company as of December 31, 2012.

3. Contributed Properties. Notwithstanding anything to the contrary contained in the Agreement, the final list of Contributed Properties are set forth on Exhibit A attached hereto and have an aggregate value of $49,444,164.79.

4. AH Cash Contributed Amount. Pursuant to Section 5 of the Agreement and paragraph 3 above, the total AH Cash Contributed Amount is $555,845.21, $490,005.00 of which is the OP Cash Contribution to be contributed to the OP by AH LLC and $65,840.21 of which is the Company Cash Contribution to be contributed to the Company by AH LLC and such as AH Cash Contributed Amount shall be contributed as of December 31, 2012.

5. Ratification. Except as expressly set forth above and except that all provisions in the Agreement which are inconsistent with the foregoing are hereby amended so as to be consistent with the foregoing, the Company, the OP, AH One and AH LLC hereby ratify and affirm the Agreement in all respects.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In order to expedite the amendment contemplated herein, telecopied or emailed (i.e., PDF) signatures may be used in place of original signatures on this Amendment or any document delivered pursuant hereto. The parties intend to be bound by the signatures on the telecopied or emailed document and are aware that the other parties will rely on the telecopied or emailed signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on such telecopied or emailed signature.

[signature page follows]

IN WITNESS WHEREOF, the Company, the OP, AH One and AH LLC have caused this Amendment to be executed on January 30, 2013, but made effective as of December 31, 2012.

Company:	AMERICAN HOMES 4 RENT,
a Maryland real estate investment trust

	By:		/s/ Peter Nelson
Peter Nelson, its Chief Financial Officer

OP:	AMERICAN HOMES 4 RENT, L.P.
a Delaware limited partnership

	By:		AMERICAN HOMES 4 RENT, a Maryland real estate investment trust, General Partner

		By:	/s/ Peter Nelson
Peter Nelson, its Chief Financial Officer

AH ONE:	AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC
a Delaware limited liability company

	By:		/s/ Peter Nelson
Peter Nelson, its Chief Financial Officer

AH LLC:	AMERICAN HOMES 4 RENT, LLC
a Delaware limited liability company

	By:		/s/ David Singelyn
David Singelyn, its Manager

Exhibit 2.2

LIST OF EXHIBITS

A.	Schedule of Contributed Properties